Exhibit 99.1

Hatteras Financial Corp. Announces Annual Meeting Results

For Immediate Release

WINSTON SALEM, N.C. – May 6, 2010 – Hatteras Financial Corp. (NYSE:HTS) (“Hatteras” or the “Company”) announced the results of its 2010 annual meeting of shareholders held yesterday. Shareholders of record on the record date, March 16, 2010, were entitled to vote at the annual meeting.

The following items were presented for shareholder approval:

•	the election of all directors to one year terms;

•	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

•	the approval of the Company’s 2010 Equity Incentive Plan.

All measures passed with affirmative votes exceeding 90% of the votes cast (excluding broker non-votes). The final voting results for each item will be filed today with the Securities and Exchange Commission on Form 8-K and will be available for viewing on the Company’s website at www.hatfin.com.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 2000® and the Russell 3000® indices.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s 2008 Annual Report on Form 10-K. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For Information:

Kenneth A. Steele, Chief Financial Officer

Hatteras Financial Corp.

(336) 760-9331

Mark Collinson, Partner

CCG Investor Relations

(310) 954-1343

www.ccgir.com

Hatteras Financial Corp.

Phone (336) 760.9331

Fax (336) 760.9391

110 Oakwood Drive, Ste 340

Winston-Salem, NC 27103

www.hatfin.com